Exhibit 99.1

2003-4

                                                         Contact: R. Scott Amann
                                              Vice President, Investor Relations
                                                                  (713) 513-3344

Cooper Cameron first quarter EARNINGS per share $0.15 vs. $0.35 in first quarter a year ago

o     Earnings per share, excluding special items, were $0.23

o 2003 earnings expectations unchanged at $1.80 to $2.00 per share, excluding special items

HOUSTON (April 29, 2003) -- Cooper Cameron Corporation (NYSE: CAM) reported net income of $8.4 million, or $0.15 per share, for the quarter ended March 31, 2003, compared with net income of $19.5 million, or $0.35 per share, for the first quarter of 2002. The first quarter 2003 results include special items totaling $4.1 million after-tax for cost rationalization efforts, primarily related to restructuring in the compression business, the Company's international tax restructuring efforts and the settlement of a legal case. Total revenues were $361.1 million for the quarter, down slightly from 2002's $366.9 million, while income before income taxes was $11.4 million, down 59 percent from 2002's $27.5 million. Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization, and excluding special items) was $37.9 million, down from 2002's $46.0 million. Consolidated EBITDA as a percent of revenues was 10.5 percent, compared with 12.5 percent in the first quarter of 2002.

Results in line with guidance

      Cooper Cameron Chairman, President and Chief Executive Officer Sheldon R. Erikson noted that earnings for the quarter, excluding special items, were at the midpoint of the Company's earlier guidance of $0.20 to $0.25 per share. "The decline from a year ago was due primarily to significantly lower earnings at Cooper Compression," he said, "reflecting the continued lack of spending in the energy compression markets. Meanwhile, although revenues increased at both Cameron and Cooper Cameron Valves, operating income at each segment was down due to lower margins."

Cameron's lower EBITDA margins offset revenue increases

      Erikson noted that while Cameron's revenues increased slightly from year-ago levels, EBITDA margins were lower as a result of continued investment in the growing subsea market and the nature of the activity in North American markets. "We have made a substantial infrastructure investment over the last several quarters to support the significant subsea shipments that will begin to occur in the third quarter of this year," Erikson said. "Additionally, while the domestic rig count posted gains during the first quarter, there was little effect on Cameron's results for two reasons. First, it typically takes two to three months for increases in rig count to generate orders and revenues related to the products and services we provide. Second, most of the domestic rig count increase has been in onshore areas; we expect to see a more meaningful impact on Cameron's results when activity picks up in the Gulf of Mexico."

      Erikson also noted that Cameron's subsea business, most of which is associated with international activity, is expected to generate a significant increase in revenues and earnings in the second half of 2003. "Delivery of equipment for several subsea projects is scheduled for later this year," he said. "These projects will be the primary drivers of increases in the Company's revenues and earnings in the near future, and our success in meeting manufacturing and delivery schedules will be the key component in reaching our internal targets as well as fulfilling customers' expectations."

Cooper Cameron Valves (CCV) revenues up due to acquisition

      CCV's revenues increased as a result of the December 2002 acquisition of Nutron Industries, but EBITDA margins in this business were down as a result of pricing pressures in CCV's pipeline valve business. Erikson said an improving order outlook should lead to increased revenues and profits in CCV's businesses in the second half of 2003.

Cooper Compression revenues, margins decline significantly

      Drastic reductions in customers' spending late last year on new equipment and on aftermarket parts and service led to a disappointing decline in revenues in the Cooper Compression business, both year-over-year and sequentially. "Customers in the energy compression business continue to deal with financial issues," Erikson said, "and most have been reluctant--or unable--to restore spending on equipment or services."

      Still, Erikson said the Company expects some improvement in energy compression orders and a modest pickup in air compression activity to drive a recovery in Cooper Compression's revenues in the second quarter, and he said the EBITDA margins in this business should be substantially better due to a combination of increased revenues and cost savings from rationalization steps.

Second quarter earnings seen increasing sequentially

      Erikson said that second quarter earnings per share are expected to increase to approximately $0.35 to $0.40, primarily due to improved results at Cameron and Cooper Compression. Addressing full-year results, he said, "We still expect 2003 earnings per share before special items to be in the $1.80 to $2.00 range we forecast in January. We realize that this represents an unusually large increase in the second half of the year, but it reflects our current expectations for delivery of subsea projects in the third and fourth quarters." Erikson said the Company's actual results will depend on Cameron's execution of its manufacturing plans, worldwide rig count, the level of spending in the compression businesses and pricing for the Company's products and services, among other factors.

Balance sheet provides financial flexibility

      Cooper Cameron's total debt, net of cash and short-term investments, at March 31, 2003 was $146.4 million, down from $168.8 million at December 31, 2002, and the Company's net debt-to-capitalization ratio was approximately 12.2 percent. "Our financial condition is solid," Erikson said. "We continue to review acquisition opportunities, reinvestment in the business and additional share repurchases."

      Erikson also noted that the Company filed a registration statement to provide for the resale of Cooper Cameron common stock repurchased last year by a financial institution on behalf of the Company. Once the registration statement is effective, a portion of the shares will be sold in the open market, with the remainder delivered to the Company.

Orders exceed $500 million, Cameron backlog reaches record level

      Orders received during the first quarter of 2003 totaled $513 million, up 44 percent from the $356 million recorded during the first quarter of 2002. Erikson said that Cameron's orders included approximately $125 million for a large subsea project offshore West Africa, and noted that CCV's orders increased nearly 15 percent over year-ago levels due to the acquisition of Nutron Industries, while Compression's orders were essentially flat.

      Total backlog was up significantly from year-end levels. The $965 million balance at March 31, 2003 was about 17 percent higher than the year-end 2002 level of $828 million, and was up 42 percent from the $680 million of a year ago. Erikson noted that the Company's consolidated backlog is the highest since the record levels of the second quarter of 1998, and that Cameron's backlog has exceeded $800 million for the first time in its history.

      Cooper  Cameron  Corporation  (NYSE:  CAM)  is  a  leading   international
manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications. Cooper Cameron is also a leading manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers.

                                      # # #

Visit Cooper Cameron's home page on the World Wide Web at www.coopercameron.com

In addition to the historical data contained herein, this document includes forward-looking statements regarding the future revenues and earnings of the Company (including second quarter and full year 2003 earnings per share estimates), as well as expectations regarding backlog and orders, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors which can affect the Company's results of operations, liquidity or financial condition. Such factors may include overall demand for, and pricing of, the Company's products; the size and timing of orders; the Company's ability to successfully execute the large subsea projects it has been awarded; changes in the price of (and demand for) oil and gas in both domestic and international markets; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; fluctuations in debt and equity markets; and variations in global economic activity. In particular, current and projected oil and gas prices historically have directly affected customers' spending levels and their related purchases of the Company's products and services, though they have not done so recently. Additionally, changes in oil and gas price expectations may impact the Company's financial results due to changes in cost structure, staffing or spending levels.

      Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company's future performance. Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cooper Cameron Corporation
Unaudited Consolidated Results Of Operations
($ and shares in millions except per share data)

                                                                 Three Months
                                                                    Ended
                                                                  March 31,
                                                              -----------------
                                                              2003         2002
                                                              ----         ----
Revenues:
  Cameron ..............................................      227.3       213.9
  Cooper Cameron Valves ................................       71.9        63.1
  Cooper Compression ...................................       61.9        89.9
                                                            -------     -------
      Total revenues ...................................      361.1       366.9
                                                            -------     -------
Costs and Expenses:
  Cost of sales (exclusive of
    depreciation and amortization) .....................      257.1       259.9
  Depreciation and amortization ........................       20.4        18.3
  Selling and administrative expenses ..................       66.1        61.0
  Interest, net ........................................        0.6         0.2
  Special items ........................................        5.5          --
                                                            -------     -------
                                                              349.7       339.4
                                                            -------     -------
Income before income taxes .............................       11.4        27.5
Income tax provision ...................................       (3.0)       (8.0)
                                                            -------     -------
Net income .............................................        8.4        19.5
                                                            =======     =======
Earnings per share:
  Basic ................................................       0.15        0.36
                                                            =======     =======
  Diluted ..............................................       0.15        0.35
                                                            =======     =======
  Diluted, excluding special items .....................       0.23        0.35
                                                            =======     =======
Average common shares outstanding ......................       54.6        54.0
                                                            =======     =======
Average shares utilized in diluted calculation .........       55.4        59.6
                                                            =======     =======
EBITDA:
Cameron ................................................       29.9        30.0
Cooper Cameron Valves ..................................       11.8        11.5
Cooper Compression .....................................        1.8         8.8
Other ..................................................       (5.6)       (4.3)
                                                            -------     -------
      Total ............................................       37.9        46.0
                                                            =======     =======

Cooper Cameron Corporation
Consolidated Balance Sheets
($ millions)

                                                          (Unaudited)
                                                             March
                                                               31,      Dec. 31,
                                                              2003       2002
                                                              ----       ----
Current Assets:
  Cash and cash equivalents ............................      293.9       273.8
  Short-term investments ...............................       27.8        25.3
  Receivables, net .....................................      329.9       304.8
  Inventories, net .....................................      402.3       387.2
  Other ................................................       36.5        26.8
                                                            -------     -------
      Total current assets .............................    1,090.4     1,017.9

Plant and equipment, net ...............................      466.3       475.9
Goodwill, net ..........................................      305.2       301.9
Other assets ...........................................      205.3       202.0
                                                            -------     -------
      Total Assets .....................................    2,067.2     1,997.7
                                                            =======     =======
Current Liabilities:
  Short-term debt ......................................        4.9         4.9
  Accounts payable and accrued liabilities .............      410.4       354.4
  Accrued income taxes .................................       17.4        15.5
                                                            -------     -------
      Total current liabilities ........................      432.7       374.8

Long-term debt .........................................      463.2       463.0
Postretirement benefits other than pensions ............       44.2        45.2
Deferred income taxes ..................................       45.6        45.6
Other long-term liabilities ............................       27.9        27.8
                                                            -------     -------
      Total liabilities ................................    1,013.6       956.4
                                                            -------     -------
Stockholders' Equity:
  Common stock,  par value $.01 per share,
    150,000,000 shares authorized,
    54,673,041 shares issued (54,566,054 at
    December 31, 2002) .................................        0.5         0.5
  Capital in excess of par value .......................      950.6       949.2
  Retained earnings ....................................      116.6       108.2
  Accumulated other elements of comprehensive
    income .............................................      (14.1)      (14.8)
  Less: Treasury stock at cost, 54,954 shares
    at December 31, 2002 ...............................         --        (1.8)
                                                            -------     -------
      Total stockholders' equity .......................    1,053.6     1,041.3
                                                            -------     -------

        Total Liabilities and Stockholders' Equity .....    2,067.2     1,997.7
                                                            =======     =======

Cooper Cameron Corporation
Unaudited Consolidated Statements Of Cash Flows
$ millions)

                                                                 Three Months
                                                                     Ended
                                                                    March 31,
                                                                ---------------
                                                                2003       2002
                                                                ----       ----
Cash flows from operating activities:
  Net income .............................................       8.4       19.5
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation .........................................      16.9       15.9
    Amortization .........................................       3.5        2.4
    Deferred income taxes and other ......................      (2.9)       1.7
  Changes in assets and  liabilities,  net
    of translation,  acquisitions and
    non-cash items:
    Receivables ..........................................     (25.0)      (0.4)
    Inventories ..........................................     (12.3)      (0.2)
    Accounts payable and accrued liabilities .............      55.7      (21.8)
    Other assets and liabilities, net ....................      (4.6)      (1.5)
                                                               -----      -----
    Net cash provided by operating activities ............      39.7       15.6
                                                               -----      -----
Cash flows from investing activities:
  Capital expenditures ...................................     (15.9)     (18.8)
  Acquisitions ...........................................        --       (5.5)
  Purchases of short-term investments, net ...............      (2.6)     (13.6)
  Other ..................................................       0.9        1.6
                                                               -----      -----
    Net cash used for investing activities ...............     (17.6)     (36.3)
                                                               -----      -----
Cash flows from financing activities:
  Loan borrowings (repayments), net ......................       0.3       (4.9)
  Activity under stock option plans and other ............      (0.1)        --
                                                               -----      -----
    Net cash provided by (used for)
      financing activities ...............................       0.2       (4.9)
                                                               -----      -----
Effect of translation on cash ............................      (2.2)       0.3
                                                               -----      -----
Increase (decrease) in cash and cash equivalents .........      20.1      (25.3)
                                                               -----      -----
Cash and cash equivalents, beginning of period ...........     273.8      111.6
                                                               -----      -----
Cash and cash equivalents, end of period .................     293.9       86.3
                                                               =====      =====

Cooper Cameron Corporation
Orders and Backlog
($ millions)

Orders
                                                               Three Months
                                                                  Ended
                                                                 March 31,
                                                          ---------------------
                                                          2003             2002
                                                          ----             ----
Cameron ......................................           $354.3           $208.6
Cooper Cameron Valves ........................             78.4             68.5
Cooper Compression ...........................             80.6             79.2
                                                         ------           ------
    Total ....................................           $513.3           $356.3
                                                         ======           ======

Backlog
                                             March 31,     Dec. 31,    March 31,
                                               2003          2002        2002
                                             ---------     --------    ---------
Cameron ..............................        $808.3        $695.8       $513.2
Cooper Cameron Valves ................          63.0          56.1         76.7
Cooper Compression ...................          93.7          75.9         89.9
                                              ------        ------       ------
    Total ............................        $965.0        $827.8       $679.8
                                              ======        ======       ======

Cooper Cameron Corporation
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share data)

                                              Three Months Ended March 31, 2003
                             ------------------------------------------------------------------
                                            Cooper
                                           Cameron         Cooper
                             Cameron        Valves       Compression      Corporate       Total
                             -------       -------       -----------      ---------       -----
Income (loss) before
   income taxes ....          $15.9          $ 8.7          $(5.3)         $(7.9)         $11.4
Depreciation &
   amortization ....           12.5            3.1            4.1            0.7           20.4
Interest, net ......             --             --             --            0.6            0.6
Special items ......            1.5             --            3.0            1.0            5.5
                              -----          -----          -----          -----          -----
EBITDA before
   special items ...          $29.9          $11.8          $ 1.8          $(5.6)         $37.9
                              =====          =====          =====          =====          =====

                                              Three Months Ended March 31, 2002
                             ------------------------------------------------------------------
                                            Cooper
                                           Cameron         Cooper
                             Cameron        Valves       Compression      Corporate       Total
                             -------       -------       -----------      ---------       -----
Income (loss) before
   income taxes ....          $19.0          $ 9.1          $ 4.5          $(5.1)         $27.5
Depreciation &
   amortization ....           11.0            2.4            4.3            0.6           18.3
Interest, net ......             --             --             --            0.2            0.2
                              -----          -----          -----          -----          -----
EBITDA before
   special items ...          $30.0          $11.5          $ 8.8          $(4.3)         $46.0
                              =====          =====          =====          =====          =====

                                                             Three Months Ended
                                                                  March 31,
                                                            -------------------
                                                            2003           2002
                                                            ----           ----
Net income .......................................          $ 8.4          $19.5
Special items, net of tax ........................            4.1             --
                                                            -----          -----
Net income before special items ..................          $12.5          $19.5
                                                            =====          =====

                                                             Three Months Ended
                                                                  March 31,
                                                            -------------------
                                                            2003           2002
                                                            ----           ----

Diluted earnings per share .............................    $0.15         $0.35
Earnings per share impact of special items .............     0.08            --
                                                            -----         -----
Diluted earnings per share before special items ........    $0.23         $0.35
                                                            =====         =====